UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Phunware, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

October [__], 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc. to be held on December 4, 2020 at 10:00 a.m. Central Time. The Annual Meeting will be a virtual meeting of stockholders. Instructions on how to participate in the Annual Meeting are posted at www.proxydocs.com/PHUN. Prior registration to attend the Annual Meeting is required. Stockholders must register to attend the Annual Meeting at www.proxydocs.com/PHUN by 4:00 p.m. Central Time on December 2, 2020. Only stockholders who held shares at the close of business on the record date, October 5, 2020, may vote at the Annual Meeting, including any adjournment thereof.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

You may cast your vote over the Internet or by telephone to ensure your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to your attendance at the Annual Meeting.

Sincerely yours,

/s/ Alan S. Knitowski	/s/ Blythe Masters
Alan S. Knitowski	Blythe Masters
Director & Chief Executive Officer	Chairperson of the Board of Directors

7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Virtual Meeting Only – No Physical Meeting Location
To Be Held On December 4, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc., a Delaware corporation (the "Company"), which will be held on Friday, December 4, 2020 at 10:00 a.m. Central Time. In light of the COVID-19 pandemic, for the safety of all participants, including our stockholders, the Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/PHUN prior to the deadline of December 2, 2020 at 4:00 p.m. Central Time.

At the Annual Meeting, stockholders will vote on the following matters:

1.To elect two directors to the Company's Board of Directors (the "Board"), each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until their successors have been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.
3.To approve, for the purposes of Listing Rule 5635 of the Nasdaq Stock Market, the issuance of shares of the Company's common stock to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B upon the conversion of certain convertible notes and the exercise of a warrant issued by the Company on July 15, 2020.
4.To approve an amendment and restatement of the Company's 2018 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,500,000 shares, from 5,227,895 shares to 7,727,895 shares.
5.To approve an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of the Company's common stock from 1,000,000,000 to 250,000,000 and preferred stock from 100,000,000 to 25,000,000.
6.To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is October 5, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting To Be Held On Friday, December 4, 2020 at 10:00 a.m. Central Time:
The Proxy Statement and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019 are available online at www.proxydocs.com/PHUN.

You are cordially invited to attend the Annual Meeting, conducted via live webcast, by registering at www.proxydocs.com/PHUN. In order to attend, you must register in advance prior to the deadline of December 2, 2020 at 4:00 p.m. Central Time.

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder, complete, date, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The Board of Directors recommends you vote FOR the director nominees and each of the proposals in the Proxy Statement.

By Order of the Board of Directors,

/s/ Alan S. Knitowski
Alan S. Knitowski
Director & Chief Executive Officer
Austin, Texas
October [__], 2020

TABLE OF CONTENTS

PAGE
Questions and Answers about these Proxy Materials and Voting	1
Executive Officers, Directors, and Corporate Governance	7
Executive Compensation	19
Security Ownership of Certain Beneficial Owners and Management	24
Transactions with Related Persons & Indemnification	27
Proposal 1: Election of Directors	29
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	30
Proposal 3: Alto Transaction Proposal	31
Proposal 4: Approval of the Amendment and Restatement of the 2018 Equity Incentive Plan	38
Proposal 5: Approval of the Amendment to the Company's Certificate of Incorporation to Authorize a Reduction of the Authorized Number of Shares of Common Stock and Preferred Stock	43
Other Matters & Signature	45
Annex A - Form of 2018 Equity Incentive Plan (Amended and Restated)	47
Annex B - Form of Certificate of Amendment to Certificate of Incorporation	61

7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
Virtual Meeting Only – No Physical Meeting Location
To Be Held On December 4, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Phunware, Inc. (the “Board”) is soliciting your proxy to vote at Phunware’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Friday, December 4, 2020 at 10:00 a.m. Central Time. The Annual Meeting can be accessed by visiting www.proxydocs.com/PHUN.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are being distributed and made available on or about October [__], 2020. As used in this Proxy Statement, references to “we,” “us,” “our,” “Phunware” and the “Company” refer to Phunware, Inc. and its subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We will begin distributing the Notice on or about October [__], 2020 to all stockholders of record entitled to vote at the Annual Meeting.
What proxy materials are available on the Internet?
This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/PHUN.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online via a live audio webcast which will begin promptly at 10:00 a.m. Central Time on Friday, December 4, 2020. Stockholders may vote while connected to the Annual Meeting.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/PHUN prior to the deadline of December 2, 2020 at 4:00 p.m. Central Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and subsequent instructions that will be delivered to your email one (1) hour prior to the start of the Annual Meeting.

We are closely monitoring developments related to the COVID-19 pandemic which may affect our plans for the Annual Meeting. If it becomes necessary to change the format, date and/or time of the Annual Meeting, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.
Who can vote at the Annual Meeting?

If you are a stockholder of record as of the record date, October 5, 2020, you may vote your shares by following the instructions provided on the Notice to log in to www.proxydocs.com/PHUN. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Vote by Proxy
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone or through the Internet:
1.To vote over the telephone, dial toll-free 1-866-363-3966 and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 3, 2020 to be counted.
2.To vote through the Internet, go to www.proxydocs.com/PHUN to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 3, 2020 to be counted.

We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Stockholder of Record: Shares Registered in Your Name
If on the record date, October 5, 2020, your shares were registered directly in your name with Phunware’s transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the record date, October 5, 2020, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?

There are five matters scheduled for a vote:
1.Election of two directors to the Company's Board of Directors (the "Board"), each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until their successors have been duly elected and qualified;
2.Ratification of the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;
3.Approval of the issuance of shares of the Company's common stock to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B ("Alto") for the purposes of Nasdaq Listing Rule 5635;
4.Approval of an amendment and restatement of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the maximum number of authorized shares of common stock issuable thereunder; and
5.Approval of an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of the Company’s common stock and preferred stock.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?
Stockholders of Record: Shares Registered in Your Name
On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date, October 5, 2020. On the record date, there were [45,452,422] shares of common stock outstanding and entitled to vote.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by proxy over the telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.
What if I vote but do not make specific choices?
If you vote without marking voting selections, the shares represented by your proxy will be voted as recommended by the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
1.You may grant a subsequent proxy by telephone or through the Internet.
2.You may send a timely written notice that you are revoking your proxy to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757.
3.You may attend the Annual Meeting and vote in-person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials within the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing not later than April [__], 2021 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with all applicable requirements of Rule 14a-8.
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2020 Annual Meeting of Stockholders must be submitted in writing not earlier than May [__], 2021 and not later than June [__], 2021 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with the requirements in the Company’s Amended and Restated Bylaws. However, if our 2021 Annual Meeting of Stockholders is held before November 4, 2021 or after February 2, 2022, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made.
You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Company suggests that any such proposal be sent by certified mail, return receipt requested.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposals to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 2, the ratification of Marcum, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the election of directors; Proposal No. 3, approval of the issuance of certain shares of common stock to Alto for purposes of Nasdaq Rule 5635; Proposal 4, approval of the amendment and restatement of the 2018 Plan; and Proposal 5, approval of the amendment to the Company’s Certificate of Incorporation.
How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of directors	Plurality of votes cast	No
2. Ratification of Marcum LLP	Majority of votes cast	Yes
3. Approval of issuance of common stock to Alto for purposes of Nasdaq Rule 5635	Majority of votes cast	No
4. Approval of amendment and restatement of the 2018 Plan	Majority of votes cast	No
5. Approval of amendment to the Company's Certificate of Incorporation	Majority of votes cast	No

For Proposal 1, the election of directors, the nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. There is no "Against" option and votes that are "withheld" or not cast, including broker non-votes, are not counted as votes "For" or "Against."

To be approved, Proposals 2 through 5, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, October 5, 2020, there were [45,452,422] shares outstanding and entitled to vote. Thus, the holders of [22,726,212] shares must be present during the Annual Meeting or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting's chairperson or holders of a majority of shares represented at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of our executive officers, director nominees and directors whose term will continue after the Annual Meeting:

Name	Age	Position
Executive Officers
Alan S. Knitowski	51	Chief Executive Officer and Class III Director
Matt Aune	45	Chief Financial Officer
Luan Dang	48	Chief Technology Officer
Randall Crowder	40	Chief Operating Officer and Class III Director

Non-Employee Directors and Director Nominees
Keith Cowan(1)(3)	64	Class I Director
Eric Manlunas(1)(2)	52	Class I Director
Lori Tauber Marcus(2)(3)(4)	58	Class II Director
Blythe Masters(1)	51	Class I Director (Chairperson)
Kathy Tan Mayor(1)(3)(4)	43	Class II Director
George Syllantavos(2)	56	Class III Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Nominee for election at the Annual Meeting

Executive Officers

Each of our executive officers serves at the discretion of the Board and will hold office until his successor is duly appointed and qualified or until his earlier resignation or removal. The following biographical descriptions set forth certain information with respect our executive officers based on information furnished to us by each such officer.

Alan S. Knitowski co-founded Phunware and has served as its Chief Executive Officer and a member of the Board since February 2009. Prior to co-founding Phunware, Mr. Knitowski served as President of Strategic Investments and Managing Director for Trymetris Capital Management, LLC, a hedge fund sponsor, from April 2004 to February 2009. Mr. Knitowski also co-founded Vovida Networks in February 1999, where he served as President, Chief Executive Officer and Director until its acquisition by Cisco Systems in November 2000, when he joined as Director of Marketing of Cisco Systems until March 2003. In August 2000, Mr. Knitowski co-founded and served as a Director of Telverse Communications, a next-generation advanced services application service provider focused on wholesale communications services for carriers and service providers, until its acquisition in July 2003 by Level 3 Communications. In March 2001, Mr. Knitowski served as a director of vCIS until October 2002. He has also served on the board of directors for the International Softswitch Consortium from its inception in 1999 to March 2003. Mr. Knitowski has previously served as an advisor to Edgewater Networks from 2002 to 2008 and has been an angel investor in numerous companies, including RingCentral (NYSE: RNG), Vonage (NYSE: VG), Bazaarvoice and SunBasket. Mr. Knitowski holds a B.S. in Industrial Engineering from The University of Miami, an M.S. in Industrial Engineering from the Georgia Institute of Technology and an M.B.A from the Haas School of Business at the University of California, Berkeley.
We believe Mr. Knitowski is qualified to serve as a member of the Board because as co-founder he has extensive knowledge of the Company and because of his comprehensive background in information technology.

Matt Aune has served as Phunware’s Chief Financial Officer since August 2013. Mr. Aune previously served as the Company's Director of Finance and Accounting from August 2011 to August 2013. Prior to joining Phunware, Mr. Aune was employed by Sony Computer Entertainment America as Senior Business Finance and Operations Analyst from July 2010 to August 2011. From 2003 to 2009, Mr. Aune served in a variety of roles at Midway Games, a video game developer and publisher, with his final role as the Senior Manager of Financial Planning and Analysis for Worldwide Product Development.

Mr. Aune holds a B.A. in Economics from the University of California, San Diego and an M.B.A. from San Diego State University.

Luan Dang co-founded Phunware and has served as its Chief Technology Officer since February 2009. Prior to co-founding Phunware, he served as President of Alternative Investments for Trymetris from April 2004 to February 2009. Mr. Dang holds a B.S. in Computer Engineering from the University of California at San Diego and an M.S. in Computer Science from Stanford University.

Randall Crowder has served as Phunware’s Chief Operating Officer since February 2018, and on our Board since December 2018. In September 2017, he founded and continues to serve as the Managing Partner of Nove Ventures, a venture capital firm, which focuses on investing in established companies like Phunware that are seeking to leverage blockchain technology to complement their core business model. Since August 2009, Mr. Crowder has also been a co-founder and Managing Partner at TEXO Ventures, which focuses primarily on tech-enabled health services. Mr. Crowder holds a B.S. in General Management from the United States Military Academy at West Point and an M.B.A. from the McCombs School of Business at the University of Texas at Austin.

We believe Mr. Crowder is qualified to serve as a member of the Board because of his extensive knowledge and background in cryptosecurities and cryptocurrencies, as well as his experience in information technology.

NON-EMPLOYEE DIRECTORS

The following biographical descriptions set forth certain information with respect our non-employee directors based on information furnished to us by each non-employee director.

Keith Cowan is an experienced executive officer, board member, advisor and investor. Since August 2020, he has been the Chief Development Officer of Rivada Networks LLC. Since 2013, he also has been CEO of Cowan Consulting Corporation, which provides strategic advisory services to various companies in multiple industries, and since September 2019, he has been CEO of NVR3, LLC (doing business as Venadar), a subsidiary of Cowan Consulting Corporation that provides outsourced corporate development services to large corporate enterprises seeking to innovate and grow through partnerships with, investments in and acquisitions of, emerging and innovative growth companies. From 2007 to 2013, Mr. Cowan was President of Strategic Planning and Corporate Initiatives for Sprint Corporation. From 1996 to 2006, he served in multiple roles at BellSouth Corporation, including Chief Development Officer, President of Marketing & Product Management, and Chief Network Field Officer. From 1982 to 1996, Mr. Cowan was partner at Alston & Bird LLP. He has served as a board member for Globalstar (NYSE: GSAT) since December 2018, Vice Chairman of Fox Theatre in Atlanta since 2006, Chairman of the Morehead-Cain Scholarship Fund since 2010, a Trustee of the Loomis Chaffee School since 2014, and Vice Chairman of the Georgia Intellectual Property Alliance since 2018. Mr. Cowan holds a BA in Economics and Political Science from the University of North Carolina at Chapel Hill, where he was a Morehead Scholar and a JD from the University of Virginia School of Law.

We believe Mr. Cowan is qualified to serve as a member of the Board due to his strategic planning, corporate development, mergers and acquisition and legal experience, as well as his board service and advisory roles with both public and private companies. Mr. Cowan has been a member of our Board since December 2018.

Eric Manlunas is the founder and managing partner of Wavemaker Partners, an early-stage cross border venture capital firm he founded in 2003 that’s dual headquartered in Los Angeles and Singapore. He is a two-time start-up entrepreneur turned venture capitalist as an early investor in over 300 early-stage businesses. Prior to becoming a venture capitalist Mr. Manlunas founded two technology start-ups, one in e-Commerce (Interfoods.com) in 1996 and the other in Internet services (Sitestar) in 1999, both of which were successfully built and eventually sold to strategic buyers. Mr. Manlunas previously served on Phunware's board from December 2015 until December 2018. Since July 2008, Mr. Manlunas has also served on the board of PhilDev, a civic and social organization enabling success through education, innovation and entrepreneurship. Mr. Manlunas began his career as a consulting associate with Arthur Andersen’s retail management consulting division from 1991-1995. He holds an M.B.A. from Pepperdine University and an undergraduate degree in Communications from Florida International University.

We believe Mr. Manlunas is qualified to serve as a member of the Board due to his vast experience in digital and information technology companies and prior board experience with the Company. Mr. Manlunas rejoined our Board in December 2019.

Lori Tauber Marcus combines strategic vision, strong business and general management acumen with direct-to-consumer expertise in e-commerce, digital marketing and social media to grow consumer-facing businesses worldwide. In addition to serving on the Board of the Company, Ms. Marcus is a member of the board of directors of Golub Corporation (DBA Price Chopper and Market 32 Grocery Stores), and DNA Diagnostics Center (DDC). Ms. Marcus chairs the Golub Corporation Compensation Committee, is a member of its Governance Committee and previously served on the Trust Committee. She previously served as chairperson of the DDC board of directors. Ms. Marcus also serves on the advisory boards of several privately-owned founder-led companies. Until 2020, Ms. Marcus was a board member of Talalay Global, a privately held manufacturer of premium bedding. She is active in community service and since 2016 has served as a director for SHARE, a women’s cancer support organization. As Vice Chair of the board of directors of the Multiple Myeloma Research Foundation (MMRF), she serves as an ex officio member of the Audit, Board Development, Programming and HR Committees and chairs the Resource and Development Committee. She has served on the MMRF board since 2004. Ms. Marcus founded Courtyard Connections, LLC in 2015, and since 2017 she has worked with the Harvard Business School’s Kraft Precision Medicine Accelerator as Chair of the Direct-to-Patient Initiative. Having recently completed her assignment there, she now serves as an advisor to the newly formed HBS Kraft Leadership Forum. In 2016, Ms. Marcus served as Interim CMO for Peloton Interactive, where she was the leader of brand strategy, integrated marketing, public relations, acquisition marketing, loyalty, retention/engagement and email marketing, social media, creative services and advanced analytics. From 2013 to 2015, Ms. Marcus was the Executive Vice President and Chief Global Brand and Product Officer at Keurig Green Mountain, Inc. (formally NASDAQ: GMCR). From 2011 to 2012, she was CMO at The Children’s Place (NASDAQ: PLCE). Before becoming a chief marketing officer, Ms. Marcus had a 24-year career with PepsiCo, from 1987 to 2011 that included holding national and global Senior Vice President and general management roles. Ms. Marcus holds a BSE from The Wharton School, University of Pennsylvania.

We believe Ms. Marcus is qualified to serve as a member of the Board due to her experience in capital market activities, as well as her current and former experience on the boards of directors of other companies. Additionally, Ms. Marcus has served in the highest ranks of Fortune 500 companies including as a Chief Marketing/Brand Officer. Ms. Marcus has been a member of our Board since December 2018.

Blythe Masters is an experienced financial services and technology executive and currently an Industry Partner at the private equity and venture capital firm Motive Partners. From March 2015 until December 2018, she was the CEO of Digital Asset, a provider of the world's leading smart contract modeling language, DAML, serving customers including the Australian Securities Exchange (ASX). Ms. Masters was previously a senior executive at J.P. Morgan, which she left after 27 years in 2014, following the sale of the physical commodities business which she built. Ms. Masters was a member of the Corporate & Investment Bank Operating Committee and the firm's Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, CFO of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Credit Derivatives Marketing. Ms. Masters has held a number of board positions throughout her career. She has served as an advisory board member of Figure and MAXEX, LLC since March 2019 and September 2019, respectively. She is also a non-executive director of OpenBank since January 2020, as well as a non-executive director of A.P. Moller since March 2020. In addition, she has served as chairperson of the board of directors of the Hyperledger Project, a collaborative effort created to advance blockchain technology, from January 2016 until January 2019. She is the former chairperson of the Global Financial Markets Association (GFMA), having served on this board from 2009 to 2014. Further, Ms. Masters served as chairperson of the on the board of the Securities Industry and Financial Markets Association (SIFMA), having served on this board from 2004 to 2014. She is a member of the IMF's High Level Advisory Group on Finance and Technology, the Brookings Institution Taskforce on Financial Stability and P.R.I.M.E. Finance (the Hague-based Panel of Recognized International Market Experts in Finance). Ms. Masters has a B.A. in economics from the University of Cambridge.

We believe Ms. Masters is qualified to serve as a member of the Board due to her expertise in the banking, finance and financial technology sectors, including her knowledge of financial statements, as well as her current and former experience on boards of directors of other companies. Ms. Masters has been a member of our Board since December 2019 and Chairperson of our Board of Directors since March 2020.

Kathy Tan Mayor has held numerous leadership positions in business development, retail marketing, loyalty marketing, and digital marketing technology. She is currently the Chief Commercial Officer of Nutrient Foods, a company that offers nutrient-dense meals. From 2018 to 2020, Ms. Mayor was the Chief Marketing Officer of BoxyCharm, a beauty subscription service company located in South Florida. From 2016 to 2018, Ms. Mayor was the Chief Digital Officer across the 10 portfolio brands of Carnival Corporation and the Chief Marketing Officer of Carnival Cruise Line. From 2008 to 2016, Ms. Mayor held a number of positions at Las Vegas Sands Corporation including a number of vice president and senior vice president roles in strategy and marketing. From 2005 to 2008, she held multiple director positions with Caesar Entertainment

Corporation. Prior to that Ms. Mayor worked for McKinsey & Company and Proctor & Gamble in Southeast Asia. Ms. Mayor has a B.S. in Management Engineering from Ateneo de Manila University and an MBA from Harvard Business School.

We believe Ms. Mayor is qualified to serve as a member of the Board due to her marketing and digital and information technology experience. Ms. Mayor has been a member of our Board since December 2018.

George Syllantavos served as co-Chief Executive Officer, Chief Financial Officer, Secretary and Director of our predecessor, Stellar Acquisition III, Inc., from December 2015 until its business combination with Phunware in December 2018. Mr. Syllantavos co-founded in February 2013 and is Chief Executive Officer of, Nautilus Energy Management Corp. (not affiliated with Nautilus Offshore Services Inc.), a maritime energy services company involved in maritime project business development and ship management focusing on the offshore supply and gas sectors. From September 2009 to December 2016, he was the President, Secretary, Treasurer and sole director of BTHC X, Inc. (OTCBB: BTXI) and has been serving on the company’s board of directors since its merger with iOra Software Ltd. From May 2011 until February 2013, Mr. Syllantavos co-founded and served as Co-CEO and CFO of Nautilus Marine, a special purpose acquisition company that completed an initial public offering on July 16, 2011 and was listed on Nasdaq. He served as the CFO of Nautilus Offshore Services Inc., an offshore service vessel owner and the successor of Nautilus Marine, from February 2013 until April 2014. From November 2007 to August 2011, he served as Chief Financial Officer, Secretary and Director of Star Bulk Carriers Corp., a dry-bulk ship-owning company. Prior to his positions at Star Bulk Carriers Corp, Mr. Syllantavos has held multiple executive, director and leadership roles in the maritime and shipping, aviation, energy, and telecommunications industries. Mr. Syllantavos has a B.Sc. in Industrial Engineering from Roosevelt University in Chicago and an M.B.A. in Operations Management, International Finance and Transportation Management from the Kellogg Graduate School of Management at Northwestern University.

We believe Mr. Syllantavos is well-qualified to serve as a member of the Board due to his public company experience, business leadership, and operational experience, including his experience serving as a chief financial officer of a public company and on the board of directors of a public company.

Additional Information

On September 26, 2017, the Company filed a breach of contract complaint against Uber Technologies, Inc. seeking approximately $3,000,000 (plus interest) for unpaid invoices for advertising campaign services provided for Uber in the first quarter of 2017. The case, captioned Phunware, Inc. v. Uber Technologies, Inc., Case No. CGC-17-561546 was filed in the Superior Court of the State of California County of San Francisco. Mr. Knitowski has been named as a cross-defendant in the Company's litigation with Uber Technologies, Inc.

On December 17, 2019, certain stockholders filed a lawsuit against the Company. The case, captioned Wild Basin Investments, LLC, et al. v. Phunware, Inc., et al.; Cause No. D-1-GN-19- 008846 was filed in the 126th Judicial District Court of Travis County, Texas. The plaintiffs invested in various early rounds of financing while the Company was private and claim the Company should not have subjected their shares to a 180-day "lock up" period. The "Executive Officers" identified above, and our "Non-Employee Directors" identified above who were on the Board as of December 17, 2019, have been named as defendants in the lawsuit.

CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of the Board. The Board consists of eight members, six of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Stock Market ("Nasdaq"). Messrs. Crowder and Knitowski, both of whom serve as executive officers, are not considered independent.

The Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•the Class II directors are currently Lori Tauber Marcus and Kathy Tan Mayor, and their terms will expire at the Annual Meeting;
•the Class III directors are currently Randall Crowder, Alan S. Knitowski and George Syllantavos, and their terms will expire at the 2021 Annual Meeting of Stockholders; and
•the Class I directors are currently Keith Cowan, Eric Manlunas and Blythe Masters, and their terms will expire at the 2022 Annual Meeting of Stockholders.

Our Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall consist of one or more members and may be increased or decreased from time to time by a resolution of the Board. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of our Company.

On December 26, 2019, the Board of Directors of the Company increased the size of the Board to eight (8) directors, comprised of three (3) Class I directors, two (2) Class II directors, and three (3) Class III directors. To fill the vacancy caused by the creation of the additional Class I director seat, the Board appointed Blythe Masters to serve as a Class I director with a term expiring at the 2022 Annual Meeting of Stockholders and until her successor has been duly elected and qualified. The Board has affirmatively determined that Ms. Masters is an independent director pursuant to Nasdaq’s governance listing standards. The Board also appointed Ms. Masters to serve as Chairperson of the Board and Chairperson of the Audit Committee. Further, the Board determined that Ms. Masters meets the qualifications of an "audit committee financial expert" as that term is defined under Item 407(d)(5)(ii) of Regulation S-K.

Meetings of the Board of Directors

Our Board met ten times during the 2019 fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board. The Company encourages, but does not require, directors to attend the Annual Meeting.

Director Independence

Our common stock and warrants to purchase our common stock are listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an audit committee or compensation committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

We have undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we determined that Messrs. Cowan, Manlunas and Syllantavos and Mses. Marcus, Masters, and Mayor, representing six of our eight directors, are considered “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board Leadership Structure / Lead Independent Director

We believe that the structure of our Board and Board committees provides strong overall management. The Chair of our Board and our Chief Executive Officer roles will be separate. Mr. Knitowski will serve as our Chief Executive Officer and Ms. Masters will serve as Chair of our Board. This structure will enable each person to focus on different aspects of company leadership. Our Chief Executive Officer will be responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. The Chair of our Board will monitor the content, quality and timeliness of information sent to our Board and will be available for consultation with our Board regarding the oversight of its business affairs. Our independent directors will bring experience, oversight and expertise from outside of Phunware, while Mr. Knitowski will bring company-specific experience and expertise. As one of the founders of Phunware, Mr. Knitowski is best positioned to identify strategic priorities, lead critical discussion and execute our business plans.

Corporate Governance Guidelines and Code of Business Conduct

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted on the Governance portion of the investor relations page of our website at https://investors.phunware.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website, that are required to be disclosed by the rules of the SEC or Nasdaq.

Board Role in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Phunware and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on Phunware’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Both the Board as a whole and the various standing committees receive periodic reports from our management team that lead a variety of functions across the business, as well as input from external advisors, as appropriate. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Committees of the Board of Directors

The Board has the authority to appoint committees to perform certain management and administrative functions. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Committee Meetings

Each Board member, with the exception of Ms. Mayor, attended 75% or more of the aggregate number of committee meetings for which he or she serves. Ms. Mayor attended 67% of the Audit Committee meetings and 67% of the Nomination and Corporate Governance Committee meetings during fiscal year 2019.

Audit Committee

Messrs. Cowan and Manlunas and Mses. Masters and Mayor, each of whom is a non-employee member of the Board, comprise our Audit Committee. Ms. Masters is the Chairperson of our Audit Committee. We have determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules of Nasdaq and the SEC. During the fiscal year ended December 31, 2019, the committee met six times. The Audit Committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing the Company’s policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing the adequacy and effectiveness of our internal control policies and procedures and the Company’s disclosure controls and procedures;
•reviewing related person transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Audit Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.
Audit Committee Financial Expert

Our Audit Committee reviews and reports to the Board on various auditing, internal control and accounting matters, including the quarterly reviews and annual audit report from our independent auditor. During 2019, the Audit Committee consisted of Mr. Cowan, Ms. Mayor, and Mr. Prokopios (Akis) Tsirigakis, with the Board determining that Mr. Tsirigakis qualified as an "audit committee financial expert" as defined under applicable SEC rules and satisfies the financial sophistication requirements of Nasdaq. Mr. Tsirigakis' term as a director of the Company expired at the 2019 Annual Meeting of Stockholders on December 5, 2019.

On December 26, 2019, the Board appointed Ms. Masters to serve as a Class I director with a term expiring at the 2022 Annual Meeting of Stockholders and until her successor has been duly elected and qualified. The Board has affirmatively determined that Ms. Masters is an independent director pursuant to Nasdaq’s governance listing standards. The Board also appointed Ms. Masters to serve as Chairperson of the Audit Committee. Further, the Board determined that Ms. Masters meets the qualifications of an "audit committee financial expert" as that term is defined under Item 407(d)(5)(ii) of Regulation S-K.

For the period of December 5, 2019 until Ms. Masters' appointment to our Audit Committee on December 26, 2019, the Board of Directors determined the Company did not have an "audit committee financial expert" as defined by the SEC serving on the Audit Committee. The Board of Directors believes that members of the Audit Committee were able to read and understand the consolidated financial statement of the Company, were familiar with the Company and its business, and were capable of fulfilling the duties and responsibilities of an Audit Committee without the necessity of having an "audit committee financial expert" during this time period.
Audit Committee Report

The following Report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of

1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Marcum LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Marcum LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee
Ms. Blythe Masters, Chairperson
Mr. Keith Cowan, Member
Mr. Eric Manlunas, Member
Ms. Kathy Tan Mayor, Member

Compensation Committee

Ms. Marcus and Messrs. Manlunas and Syllantavos, each of whom is a non-employee member of the Board, comprise our Compensation Committee. Ms. Marcus is the Chairperson of our Compensation Committee. We have determined that each member of our Compensation Committee meets the requirements for independence under the rules of Nasdaq and SEC rules and regulations. During the fiscal year ended December 31, 2019, the committee met eight times. The Compensation Committee is responsible for, among other things:

•reviewing, approving and determining the compensation of executive officers and key employees;
•reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;
•administering equity compensation plans;
•reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of the Company's employees.

The Board has adopted a written charter for the Compensation Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Compensation Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting will usually be developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. Our Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation but may participate in the review or determination of the compensation of each of the other executive officers. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

The Compensation Committee will have the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors. The Committee will be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel and other advisor retained by the Committee. Such responsibility will include the sole authority to retain or terminate, and to determine the terms of engagement and the extent of funding necessary for payment of reasonable compensation to, compensation consultants, independent legal counsel and other advisors retained by the Committee. The Company will provide appropriate funding for the payment of compensation to its compensation consultants, outside legal counsel and other advisors retained by the Committee.
The Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation or Nasdaq or SEC requirements (collectively, “Applicable Legal Requirements”). Subject to Applicable Legal Requirements, the Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees or consultants of the Company who are not directors of the Company or executive officers of the Company under the Company’s equity plans as the Committee deems appropriate and in accordance with the terms of such plans and such guidelines as may be approved by the Committee.
In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or the Board.

Nominating and Corporate Governance Committee

Mr. Cowan and Mses. Marcus and Mayor, each of whom is a non-employee member of our Board, comprise our Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2019, the committee met three times. Mr. Cowan is the Chairman of our Nominating and Corporate Governance Committee. We have determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules of Nasdaq. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying, evaluating and selecting or making recommendations to the Board regarding nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering and making recommendations to the Board regarding the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to the Board regarding corporate governance guidelines and matters.
The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal values, integrity and ethics, along with certain minimum qualifications, including individuals who have exhibited achievements and excellence in one or more of the key professional, business, financial, legal or other fields that we may encounter. Furthermore, the Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise in the business environment in which we operate, ability to make independent analytical inquiries, willingness to devote sufficient time to Board duties, ability to serve on the Board for a sustained period and having the commitment to scrupulously represent the long-term interest of stockholders.
While the Board does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skill sets fosters robust and insightful discussion amongst directors and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.
In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
For incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.
Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials outside of the processes of Rule 14a-8 must make such submission in writing not earlier than May [__], 2021 and not later than June [__], 2021 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with the requirements in the Company’s Amended and Restated Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2021 Annual Meeting of Stockholders is held before November 4, 2021 or after February 2, 2022, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials within the processes of Rule 14a-8 must make such submission in writing not later than April [__], 2021 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.
With respect to any director candidate nominated by a stockholder or group of stockholders, the following information must be provided to the Company with the written nomination:

•the name and address of the nominating stockholder, as they appear on the Company’s books;
•the nominee’s name and address and other personal information;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;
•a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Amended and Restated Bylaws, with respect to each nominee for election or re-election to the Board; and
•all other information required to be disclosed pursuant to the Company’s Amended and Restated Bylaws and Regulation 14A of the Exchange Act.

The Company may require any proposed director candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed candidate to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such candidate. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Nominating and Corporate Governance Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.

Non-Employee Director Compensation

In 2019, we implemented a formal policy pursuant to which our non-employee directors would be eligible to receive equity awards and cash retainers as compensation for service on the Board and its committees. We also reimburse our directors for reasonable travel expenses associated with attending board and committee meetings.

Director Compensation

The following table sets forth certain information with respect to the compensation for our directors, excluding reasonable travel expenses, for the year ended December 31, 2019.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Total ($)
Keith Cowan	45,000	178,541	223,541
Eric Manlunas (2)	7,706	136,883	144,589
Lori Tauber Marcus	43,000	178,541	221,541
Blythe Masters (3)	500	—	500
Kathy Tan Mayor	40,500	178,541	219,041
George Syllantavos	17,500	68,441	85,941
Prokopios (Akis) Tsirigakis (4)	26,694	—	26,694

(1)
Mr. Crowder and Mr. Knitowski serve as a members of the Board, however, they do not receive any additional compensation for the services they provide as directors. For information on Mr. Crowder and Mr. Knitowski's compensation, please refer to “Executive Compensation” in this Report.

(2)	Mr. Manlunas was elected to our Board at our Annual Meeting of Stockholders on December 5, 2019. His cash compensation was prorated to this date.
(3)	Ms. Masters was appointed to our Board on December 26, 2019. Her cash compensation was prorated to this date.
(4)	Mr. Tsirigakis did not stand for reelection at the 2019 Annual Meeting of the stockholders on December 5, 2019. His cash compensation was prorated until this date.
(5)
This column reflects the aggregate grant date fair value of restricted stock units granted during 2019 computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to Phunware’s audited consolidated financial statements for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

Outstanding Equity Awards as Fiscal Year-End

The following table sets forth the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2019.

	Restricted Stock Unit Awards (RSUs)
Name	Grant Date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($)
Keith Cowan	12/5/2019	56,099	66,758
Eric Manlunas	12/5/2019	112,199	133,517
Lori Tauber Marcus	12/5/2019	56,099	66,758
Blythe Masters	—	—	—
Kathy Tan Mayor	12/5/2019	56,099	66,758
George Syllantavos	12/5/2019	56,099	66,758

(1)	The RSUs vest ratably over one year at a rate of 1/4th on each vesting date (March 4, 2020, June 4, 2020, September 4, 2020 and December 4, 2020) beginning on December 5, 2019, until the RSUs are totally vested, subject to the individuals' continued service on the Board on each such vesting date.

EXECUTIVE COMPENSATION

Phunware’s named executive officers for 2019, which consist of the person who served as our principal executive officer during 2019 and the next two most highly compensated executive officers who served as executive officers in 2019, are as follows:

Alan S. Knitowski, our Chief Executive Officer
Matt Aune, our Chief Financial Officer
Luan Dang, our Chief Technology Officer

Summary Compensation Table

The following table sets forth information regarding the total compensation of our named executive officers for the year ended December 31, 2019 and December 31, 2018:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Alan S. Knitowski Chief Executive Officer	2019	375,000	225,000	1,293,830	17,541	1,911,371
	2018	310,000	186,000	90,540	14,040	600,580
Matt Aune Chief Financial Officer(4)	2019	275,000	137,500	920,330	21,653	1,354,483
Luan Dang Chief Technology Officer	2019	250,000	125,000	837,330	29,826	1,242,156
	2018	200,000	100,000	53,539	31,659	385,198
Significant Employee
Randall Crowder Chief Operating Officer(5)	2019	300,000	150,000	546,830	6,025	1,002,855
	2018	218,182	107,562	77,869	5,512	409,125

(1)	Reflects actual earnings, which may differ from approved based salaries due to the effective date of salary increases.
(2)
This column reflects the aggregate grant date fair value of restricted stock units granted during 2019 computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to Phunware’s audited consolidated financial statements for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(3)	Amounts shown in this column include contributions Phunware made on behalf of the named executives for inclusion in our medical benefits programs.
(4)	Mr. Aune was not a considered a named executive officer of the Company for the year ended December 31, 2018.
(5)	Mr. Crowder joined the Company as its Chief Operating Officer in February 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and other equity awards held by each of our named executive officers as of December 31, 2019:

		Options Awards				Restricted Stock Unit Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Name	Grant Date	Exercisable	Unexercisable
Alan Knitowski	1/8/2018	233,886	—	0.61	1/8/2028	—		—
	5/8/2019	—	—	—	—	74,500	(1)	88,655
	7/30/2019	—	—	—	—	450,000	(2)	535,500
Matt Aune	1/8/2018	114,750	—	0.61	1/8/2028	—		—
	10/6/2015	22,950	—	0.5229	10/6/2025	—		—
	9/10/2013	22,950	—	1.3035	9/10/2023	—		—
	3/8/2013	4,590	—	0.5532	3/8/2023	—		—
	5/8/2019	—	—	—	—	74,500	(1)	88,655
	7/30/2019	—	—	—	—	225,000	(2)	267,750
Luan Dang	1/8/2018	90,158	—	0.61	1/8/2028	—		—
	5/8/2019	—	—	—	—	74,500	(1)	88,655
	7/30/2019	—	—	—	—	175,000	(2)	208,250

Significant Employee
Randall Crowder	2/14/2018	229,500	—	0.61	2/14/2028	—		—
	5/8/2019	—	—	—	—	74,500	(1)	88,655

(1)	The restricted stock units will vest in a series of six equal installments beginning on May 18, 2020, such that the restricted stock units will become fully vested on November 18, 2021, subject to the individuals' continued employment on each such vesting date.
(2)	The restricted stock units will vest at various rates with of 1/4th vesting on May 18, 2020, and thereafter at a rate of 1/12th on the following vesting dates; August 18 2020, November 18, 2020, May 18, 2021, August 18, 2021, November 18, 2021, May 18, 2022, August 18, 2022, November 18, 2022 and May 18, 2023, subject to the individuals' continued employment on each such vesting date.

Executive Employment Agreements

Summary

We have entered into employment agreements with each executive officer and significant employee noted above. The employment agreements generally provide for at-will employment and set forth each executive officer's or significant employee's initial base salary, discretionary performance bonus target, severance eligibility and eligibility for other standard employee benefit plan participation. Each of these employment agreements also provided for certain potential payments and acceleration of equity upon a termination without cause or termination in connection with a change of control of the Company.

Severance

Pursuant to the employment agreements, certain current and future significant employees, including the executive officers identified above, are eligible for severance benefits under certain circumstances.
The actual amounts that would be paid or distributed as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include base salary and annual bonus target percentage. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with an executive officer or significant employee to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible executive officer or significant employee would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible executive officer or significant employee may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.
Under the employment agreements, if a participating individual is terminated by the Company without cause or resignation for good reason (as defined in the employment agreement) during the three months before or in the year after a Change in Control (as defined in the employment agreement),it would constitute a termination within the Change in Control Period.
Termination without Cause or Resignation for Good Reason Outside the Change in Control Period
Messrs. Aune and Crowder are eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:
•annual base salary for six (6) months from the date of termination in accordance with the Company’s normal payroll policies; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to six (6) months after termination.
Messrs. Dang and Knitowski are eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:
•annual base salary for twelve (12) months from the date of termination in accordance with the Company’s normal payroll policies;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to twelve (12) months after termination.
Termination without Cause or Resignation for Good Reason During the Change in Control Period
In the event of a Change in Control (as defined in the employment agreement), if Messrs. Aune or Crowder is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:
•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twelve (12) month anniversary of the Change in Control, and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than his annual target bonus for the year during which the termination occurs, or if greater, his annual target bonus for the year during which the closing of the Change in Control occurs;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to twelve (12) months after termination.
In the event of a Change in Control (as defined in the employment agreement), if Mr. Dang is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:
•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twenty-four (24) month anniversary of the Change in Control, and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than his annual target bonus for the year during which the termination occurs, or if greater, his annual target bonus for the year during which the closing of the Change in Control occurs;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to eighteen (18) months after termination.
In the event of a Change in Control (as defined in the employment agreement), if Mr. Knitowski is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:
•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twenty-four (24) month anniversary of the Change in Control, but in no event will he be paid less than twelve (12) months base salary and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than 50% of his base salary in effect on the date of termination;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to eighteen (18) months after termination.
Change in Control Vesting Acceleration
The employment agreements for Messrs. Dang and Knitowski provide a Change of Control accelerated vesting provision such that in the event of a Change in Control that occurs while an employee with the Company, 100% of any equity awards held as of the closing of the Change of Control will vest and become fully exercisable (to the extent possible) as of the closing of the Change of Control. With request to equity awards granted on or after the effective date of the employment agreement but granted prior to the closing of a Change of Control, the same vesting acceleration provision provided in the prior sentence will apply to such equity awards, expect to the extent provided in the applicable equity award agreement by explicit reference to the employment agreement.

Executive Bonus Plan

Each of our named executive officers participated in our Senior Staff Bonus Plan. The Senior Staff Bonus Plan provided for bonus payments to eligible employees. The target bonuses for each named executive officer and our significant employee under the Senior Staff Bonus Plan for the year ended December 31, 2019 are as follows: Mr. Knitowski: $225,000; Mr. Aune: $137,500; Mr. Dang: $125,000; and Mr. Crowder: $150,000.

Equity Compensation Plan Information

The following table sets forth with respect to shares of the Company's common stock that may be issued under our existing equity compensation plans by plan category as of December 31, 2019. Each of these plans has been approved by the Company's stockholders. The Company does not maintain any equity incentive plans that have not been approved by stockholders.

Plan Category(1)	Number of securities issued upon the exercise of outstanding options and vesting of restricted stock unit awards	Weighted average exercise price ($)(2)	Number of securities available for future issuances
2009 Equity Incentive Plan(3)	1,465,450	0.80	—
2018 Equity Incentive Plan(4)	2,436,968	3.15	205,206
2018 Employee Stock Purchase Plan(5)	—	—	272,942

(1)
Our equity compensation plans are more fully described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020.

(2)
The weighted-average exercise price of stock option awards outstanding under the 2009 Equity Incentive Plan (the “2009 Plan”) as of December 31, 2019. Restricted stock units are granted at no cost to employees and Directors.

(3)	Effective with the adoption of the 2018 Plan, no additional grants will be made under the 2009 Plan.
(4)
As of December 31, 2019, 3,245,922 awards have been granted under the 2018 Plan. The shares of common stock reserved for issuance under the 2018 Plan also include any shares of common stock subject to stock options, restricted stock units or similar awards granted under the 2009 Plan that expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by us, with the maximum number of shares of common stock that may be added to the 2018 Plan pursuant to the foregoing equal to 1,471,669, as of December 31, 2019, which is not included in the figure above.

(5)	As of December 31, 2019, the Company had not consummated an enrollment or offering period related to the 2018 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2020, for:

•each stockholder known to us to be beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 45,452,422 shares of our common stock outstanding as of September 30, 2020. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of September 30, 2020. We did not include these shares as outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Phunware, Inc., 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757.

Name of Beneficial Owner	Shares(1)	Percentage
Magellan Investments Corp.(2)	1,407,436	3.1%
Named Executive Officers and Directors:
Alan S. Knitowski(3)	1,249,844	2.7%
Luan Dang(4)	1,128,855	2.5%
Matt Aune(5)	334,019	0.7%
Randall Crowder(6)	315,777	0.7%
Keith Cowan(7)	115,401	0.3%
Eric Manlunas(8)	1,323,247	2.9%
Lori Tauber Marcus(9)	113,809	0.3%
Blythe Masters(10)	117,419	0.3%
Kathy Tan Mayor(11)	109,568	0.2%
George Syllantavos(12)	1,471,498	3.2%
All executive officers and directors as a group (10 persons)(13)	6,279,437	13.6%

(1)
The percentage of beneficial ownership is calculated based on 45,452,422 shares of our common stock as of September 30, 2020, adjusted for each owner’s options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of September 30, 2020, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)	Mr. Syllantavos is the sole shareholder of Magellan Investments Corp. As a result, Mr. Syllantavos may be deemed to be a beneficial owner of any shares deemed to be beneficially owned by Magellan Investments Inc. The address for these entities is 90 Kifissias Avenue, Maroussi 15125, Athens, Greece.
(3)
Consists of (i) 380,278 shares held of record by Mr. Knitowski; (ii) 539,867 shares held of record by Cane Capital, LLC, for which Mr. Knitowski serves as president; (iii) 12,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 1), for which Mr. Knitowski serves as co-president; (iv) 20,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 2), for which Mr. Knitowski serves as co-president; (v) 11,750 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 3), for which Mr. Knitowski serves as co-president; (vi) 1,972 shares held of record by Knitowski Childrens Trust, for which Mr. Knitowski serves as president; (vii) 233,886 shares subject to options exercisable within 60 days of September 30, 2020, of which 221,644 had vested as of such date; and (viii) 62,333 shares subject to vesting for restricted stock units within 60 days of September 30, 2020.

(4)
Consists of (i) 962,703 shares held of record by Mr. Dang; (ii) 12,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 1), for which Mr. Dang serves as co-president; (iii) 20,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 2), for which Mr. Dang serves as co-president; (iv) 11,750 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 3), for which Mr. Dang serves as co-president; (v) 90,158 shares subject to options exercisable within 60 days of September 30, 2020, of which 82,985 had vested as of such date; and (vi) 39,417 shares subject to vesting for restricted stock units within 60 days of September 30, 2020.

(5)
Consists of (i) 129,978 shares held of record by Mr. Aune; (ii) 165,240 shares subject to option exercisable within 60 days of September 30, 2020, of which 160,458 had vested as of such date; and (iii) 43,583 shares subject to vesting for restricted stock units within 60 days of September 30, 2020.

(6)
Consists of (i) 133,164 shares held of record by Mr. Crowder; (ii) 229,500 shares subject to option exercisable within 60 days of September 30, 2020, of which 157,780 had vested as of such date; and (iii) 24,833 shares subject to vesting for restricted stock units within 60 days of September 30, 2020.

(7)	Consists of (i) 115,401 shares held directly by Mr. Cowan.
(8)
Consists of (i) 90,521 shares held directly by Mr. Manlunas; (ii) 555,007 shares held of record by Wavemaker Partners II LP (f/k/a Siemer Ventures II LP), for which Mr. Manlunas serves as managing partner; (iii) 329,037 shares held of record by Kmeleon International Limited, for which Mr. Manlunas serves as managing partner; (iv) 184,296 shares held of record by Wavemaker Phunware Partners LP, for which Mr. Manlunas serves as managing partner; and (v) 164,386 shares held of record by Wavemaker Partners III LP, for which Mr. Manlunas serves as managing partner. The address for these entities is 1438 Ninth Street, Suite 600, Santa Monica, CA 90401.

(9)	Consists of 113,809 shares held directly by Ms. Marcus.
(10)	Consists of 117,419 shares held directly by Ms. Masters.
(11)	Consists of 109,568 shares held directly by Ms. Mayor.
(12)	Consists of (i) 64,062 shares held directly by Mr. Syllantavos; and (ii) 1,407,436 shares held of record by Magellan Investments Corp., for which Mr. Syllantavos is the sole shareholder.
(13)
Consists of (i) 5,486,404 shares held of record by our current directors and executive officers, (ii) 718,784 shares subject to options exercisable within 60 days of September 30, 2020, of which 622,867 had vested as of such date, and (iii) 170,166 shares subject to vesting for restricted stock units within 60 days of September 30, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC reports regarding their ownership and changes in our ownership of our securities. We believe that, during 2019, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except for (i) a late Form 4 filing by each of Matt Aune, Luan Dang, Alan S. Knitowski, George Syllantavos and Prokopios (Akis) Tsirigakis, all dated March 25, 2019, to report the exercise of warrants; (ii) a late Form 4 filing for Randall Crowder dated March 25, 2019 to report the transfer to shares and warrants and to report the exercise of warrants by the reporting person; (iii) a late Form 4 filing by each of Matt Aune, Keith Cowan, Randall Crowder, Lori Tauber Marcus and Kathy Mayor, all dated May 24, 2019, to report the a grant of restricted stock equity awards; (iv) a late Form 4 filing by each of Luan Dang and Alan Knitowski, both dated May 24, 2019, to report a grant of restricted stock equity awards and the transfer of certain holdings of the reporting persons; (v) a late Form 4 filing by each of Keith Cowan, Kathy Mayor and Lori Tauber Marcus, all dated November 29, 2019, to report the vesting of previously granted and reported restricted stock equity awards; and (vi) a late Form 4 filing for Eric Manlunas, dated December 12, 2019, to report a grant of restricted stock equity awards.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policy for Related Person Transactions

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided the Company as an employee or director are not covered by this policy.

The Board has determined that certain transactions will not require the approval of the Audit Committee, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, and transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

Related Person Transactions

The following sets forth related party transactions since January 1, 2019.

Transfer Sponsor Warrant Notes. As consideration for certain warrants transferred to Phunware stockholders, a promissory note (the “Transfer Sponsor Warrant Note”) was issued to entities in which Messrs. Syllantavos and Tsirigakis have interests. The amount of the note was approximately $1,993,000, which represented $0.50 per warrant transferred to former stockholders of Phunware. The Transfer Sponsor Warrant Note bore no interest. The Transfer Sponsor Warrants have an exercise price of $11.50 per share. The Transfer Sponsor Warrant Note was to mature on December 26, 2019. The Transfer Sponsor Warrant Note was waived and forgiven by the noteholders on January 15, 2019.

Assumed Payables. The Company assumed approximately $255,000 in payables from Stellar Acquisition III, Inc. for Nautilus Energy Management Corporation, an affiliate of Messrs. Syllantavos and Tsirigakis.

Phunware Notes. On November 15, 2019, the Company issued a promissory note in the principal amount of $195,000, in exchange for cash consideration, to Cane Capital, LLC, an entity owned in part by Alan S. Knitowski, the Company’s Chief Executive Officer and a member of its board of directors.

Related Party Bridge Loans. In the first quarter of 2020, various related parties loaned the Company $560,000. The Related Party Bridge Loans ("RPBLs") have an interest of 10% per annum and will mature on November 14, 2024. Payments on or payoff of the RPBLs may be made early with no penalty. The RPBLs were made in the following amounts by the following related parties: (i) $204,000 by Cane Capital, LLC, an entity owned in part by Alan S. Knitowski, our Chief Executive Officer; (ii) $151,000 by Curo Capital Appreciation Fund, LLC, an entity in which Alan S. Knitowski, the Company's Chief Executive Officer and Luan Dang, our Chief Technology Officer, serve as co-presidents; (iii) $155,000 by various individuals associated by familiar relationship with Alan S. Knitowski, our Chief Executive Officer; and (iv) $50,000 by Luan Dang, the Company's Chief Technology Officer.

Investors’ Rights Agreement

At December 31, 2019, Phunware was party to an investors’ rights agreement that provides, among other things, that holders of Phunware’s preferred stock, including stockholders affiliated with some of its directors, have the right to demand that Phunware file a registration statement or request that their shares be covered by a registration statement that it is otherwise filing. Subsequent to this date, the holders redeemed their preferred stock for cash.

Limitation on Liability and Indemnification Matters

As permitted under Delaware law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent not prohibited under Delaware or applicable law. The Company has also entered into indemnification agreements with the Board, officers and certain employees. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as a director, officer, employee, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes, Class I, Class II and Class III. Currently, there are two directors in Class II, Lori Tauber Marcus and Kathy Tan Mayor, whose terms expire at this Annual Meeting. Accordingly, at this Annual Meeting, the Company’s stockholders will elect two Class II directors.

The Board is nominating the current Class II directors, Mses. Marcus and Mayor, for reelection at the Annual Meeting.

Directors will be elected by a plurality of the votes of the shares of our common stock present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than one person. If elected, Mses. Marcus and Mayor will serve until the 2023 Annual Meeting of Stockholders and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. In the event that the nominees for any reason are unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the Board may determine. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.

A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

The relevant experiences, qualifications, attributes and skills of Mses. Marcus and Mayor that led the Board to recommend the above persons as nominees for director are described in the section entitled “Executive Officers, Directors and Corporate Governance.”

The Board recommends a vote FOR the election of the named nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Marcum LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2020, and recommends that the stockholders vote for ratification of such appointment. Marcum LLP has been engaged as our independent registered public accounting firm since 2017. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. We expect representatives of Marcum LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth aggregate fees billed to the Company for professional services by our independent registered public accounting firm, Marcum LLP for the fiscal years ended December 31, 2019 and 2018 (in thousands).

	2019	2018
Audit Fees(1)	$334	$466
Audit-related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$334	$466

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including audit services in connection with filing registration statements, and amendments thereto.
(2)	“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to the application of GAAP to proposed transactions and new accounting pronouncements.
(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of fees other than those relating to audit fees, audit-related fees and tax fees.

Audit Committee Pre-Approval

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Company's independent registered accountants. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services described above were pre-approved by the Audit Committee.

The Board recommends a vote FOR the ratification of the appointment of Marcum LLP as the independent registered accounting firm of the Company for its fiscal year ending December 31, 2020.

PREPROPOSAL 3

ALTO TRANSACTION PROPOSAL

On July 14, 2020, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Alto (the “Investor”) and consummated the sale to such Investor of one Series A Senior Convertible Note (a “Series A Note”), with an initial principal amount of $4,320,000 and one Series B Senior Secured Convertible Note (a “Series B Note,” and together with the Series A Note, the “Convertible Notes”) with an initial principal amount of $17,280,000 in a private placement (the “Private Placement”) that closed on July 15, 2020.

The Series A Note was sold with an original issue discount of $320,000 and the Series B Note was sold with an original issue discount of $1,280,000. As such, the Investor paid for the Series A Note to be issued to such Investor by delivering $4,000,000 in cash consideration and paid for the Series B Note by delivering a secured promissory note (the “Investor Note”) with an initial principal amount of $16,000,000. We will receive cash in respect of the Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, the Investor Note may be satisfied through netting against the Series B Note, as described more fully below, rather than through the payment of cash. Until the Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, our estimated net cash proceeds at the closing were approximately $3,835,000. If the Investor Note is subsequently satisfied in full by payment in cash, we anticipate the additional financial advisory fee on the cash proceeds received from the Investor Note will be another $480,000, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $19,355,000.

Warrant

In addition to the Convertible Notes, we issued a warrant (the “Warrant”) exercisable for 3 years for the purchase of an aggregate of up to 2,160,000 shares of Common Stock (the “Warrant Shares”), at an exercise price of $4.00 per share. The number of Warrant Shares and exercise price are each subject to adjustment provided under the Warrant. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Investor, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Warrant), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company. In addition, the Warrant limits the number of Warrant Shares for which it is exercisable to an amount equal to 30% of the quotient of (i) the sum of the aggregate amount of unrestricted principal and unrestricted original issue discount, divided by (ii) $3.00.

If the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrant). Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrant, the Investor will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holder of Common Stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Promptly after the consummation of the sale of the Convertible Notes, we repaid in full the outstanding principal balance and all accrued but unpaid interest expense on a Senior Secured Note issued on March 20, 2020 to the same Investor (the “March Note”). The cash payment to the Investor to satisfy the March Note was in the amount of $2,084,080.98.

Pursuant to Nasdaq Rule 5635, stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the Purchase Agreement, Convertible Notes and Warrant provide that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock upon conversion of the Convertible Notes, exercise of the Warrant or otherwise pursuant to the terms of the Convertible Notes and Warrant, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of July 15, 2020 or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Furthermore, the Company agreed to hold a stockholder meeting, by no later than December 31, 2020, to approve resolutions authorizing the issuance of shares of the Company’s common stock under the Convertible Notes and Warrant for the purposes of compliance with the stockholder approval rules of Nasdaq.

Accordingly, at the Annual Meeting, stockholders will vote on a proposal to approve the issuance of securities in the transaction contemplated by the Purchase Agreement, the Warrant and the Convertible Notes (the “Alto Transaction Proposal”).

The Alto Transaction

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, we also agreed to the following additional covenants:

•So long as the Convertible Notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.
•We also agreed to hold a stockholder meeting by no later than December 31, 2020, to approve resolutions authorizing the issuance of shares of our common stock under the Convertible Notes for the purposes of compliance with the stockholder approval rules of Nasdaq. We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, we granted the Investor participation rights in future equity and equity-linked offerings of securities , subject to certain limited exceptions, during the two years after the later of (a) the closing or (b) the date the Investor Note no longer remains outstanding, in an amount of up to 30% of the securities being sold in such offerings.

Convertible Notes

General

The Convertible Notes were issued to the Investor on July 15, 2020 and mature on December 31, 2021 (subject to extension in certain circumstances, including bankruptcy and outstanding events of default).

Amortization

Starting on July 31, 2020 and on the last trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”), unless deferred or accelerated as described below, the Company is required to make monthly amortization payments equal to 1/18th of the unrestricted principal (and related unrestricted original issue discount) and interest on the Convertible Notes payable (the “Installment Amount”), which must be satisfied in cash at a redemption price equal to 107% of such Installment Amount (each, an “Installment Redemption”). Installment Amounts will be automatically deferred to the extent due in respect of restricted principal (and related restricted original issue discount) under Series B Note, until they become unrestricted or netted against the Investor Note as described below.

Notwithstanding the foregoing, the noteholder may, at its sole option, elect to defer any Installment Amount until a subsequent Installment Date selected by the noteholder, provided that any such deferred amounts shall not continue to accrue interest unless the deferral is at the request of the Company.

Interest

The Convertible Notes each bear interest at the rate of 7% per annum on unrestricted principal (and related restricted original issue discount) and 3% per annum on restricted principal (and related restricted original issue discount) (under the Series B Note) and, upon any conversion or redemption, shall include a make-whole of interest from such date of determination through the maturity date. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 18.0% per annum. See “—Events of Default” below.

Conversion; Alternate Conversion upon Event of Default

Each Convertible Note (other than restricted amounts under a Series B Note) is convertible, at the option of the noteholder, into shares of our common stock at a conversion price of $3.00 per share. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the Convertible Notes, the noteholder may elect to alternatively convert the Convertible Notes at a redemption premium of 115% at an alternate conversion price equal to the lower of (x) the conversion price then in effect and (y) the greater of the Floor Price (as defined in the Convertible Notes) and 85% of the lowest volume weighted average price in the 10 days prior to the applicable conversion date.

Conversion Limitation and Exchange Cap

The noteholder will not have the right to convert any portion of a Convertible Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The noteholder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of July 15, 2020 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Notes include certain customary Events of Default, including, among other things, failure to maintain an effective shelf registration statement with capacity to issue an offering amount equal to at least 125% of unrestricted principal, the breach of the financial covenant described in “—Covenants” below and the termination of Alan Knitowski, our Chief Executive Officer, and Randall Crowder, our Chief Operating Officer, by the Company for any reason other than such person’s death, disability or willful misconduct.

In connection with an Event of Default, the noteholder may require us to redeem in cash any or all of the Convertible Notes. The redemption price will equal 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, if greater.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), a noteholder may require us to redeem all or any portion of the Convertible Notes. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note.

Subsequent Placement Optional Redemption

At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each Convertible Note not in excess of 40% of the net proceeds from such placement at a redemption price of 107% of the portion of the Convertible Note subject to redemption (or, if greater, the market value of the shares underlying the Convertible Note).

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $500,000 at the end of each fiscal quarter, subject to a right to cure.

Company Optional Redemption Rights

We may redeem the Convertible Notes at a price equal to 107% of the outstanding principal of the Convertible Notes (or, if greater, the market value of the shares underlying the Convertible Note) to be redeemed, and accrued and unpaid interest and unpaid late charges thereon. We also may redeem any portion of any Series B Note by offsetting the principal amount thereof against the principal amount of the corresponding Investor Note. Upon any such redemption, the original issue discount under the Series B Note associated with the principal amount thereof being redeemed will be deemed satisfied.

Netting Under Series B Notes

Pursuant to the Investor Note and a Master Netting Agreement, dated as of July 15, 2020 (the “Master Netting Agreement”), between the Investor and us, upon any required redemption of any portion of the Senior Convertible Notes that consists of restricted principal (whether due to our optional redemption right, acceleration upon an event of default, bankruptcy, a prohibited transfer of a Series B Note or otherwise), the corresponding portion of the Series B Note shall be automatically offset and cancelled; provided, that (i) if such netting occurred as a result of the occurrence of an Event of Default or Change of Control, the original issue discount with respect to such Series B Note associated with the principal amount thereof being netted against will remain outstanding and will not be deemed satisfied or (ii) otherwise, the associated original issue discount with respect to such Series B Note will be deemed cancelled concurrently with such netting event.

Investor Note

The Investor Note was issued pursuant to a Note Purchase Agreement, dated as of July 14, 2020 (the “NPA”), by and between the Investor and us.

The Investor’s obligation to pay us the amount of principal outstanding pursuant to the applicable Investor Note is to be secured by an equal amount of cash, cash equivalents, or currency, notes or securities backed by certain governments. The Investor may, at its option and at any time, voluntarily prepay an Investor Note, in whole or in part. In addition, the Investor Note is subject to mandatory prepayment, in whole or in part, upon the occurrence of certain events:

•The Investor will be required to prepay the Investor Note in certain amounts (each a “Mandatory Prepayment”) on the 30th trading day after the effectiveness of a resale registration statement (or the availability of Rule 144 promulgated under the Securities Act of 1933, as amended) if certain equity and other conditions are satisfied as of such date. The equity and other conditions include minimum price and volume thresholds, a minimum market capitalization at least $40 million, and a requirement that we have available shelf registered placement capacity equal to at least 300% of the unrestricted principal outstanding under the Convertible Notes (including the Mandatory Prepayment Amount).

•Mandatory Prepayments my not exceed the lesser of (a) such aggregate amount of principal outstanding under the Investor Note and (b) such aggregate amount of principal outstanding under the Investor Note that, together with the unrestricted principal would not exceed the lesser of (i) $5 million and (ii) 10% of the 30 trading day market capitalization of the Company.

•If the Investor desires to voluntarily convert any restricted amount of a Series B Note, the corresponding Investor Note will be subject to a mandatory prepayment in an amount equal to such restricted principal then subject to conversion

Under the Investor Note, we and the Investor have certain optional offset rights, which if exercised, would reduce the amount outstanding under the Series B Note and Investor Note and, accordingly, the cash proceeds received by us from the Investors in this offering.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of July 15, 2020 (the “Registration Rights Agreement”) between the Investor and us, we have granted certain registration rights to the noteholder. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Convertible Notes and the shares issuable upon exercise of the Warrant within 60 days and to have the registration statement declared effective within 90 days of after the closing of the Purchase Agreement. It also grants the Investor customary “piggyback” registration rights. If we fail to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, we will pay certain Registration Delay Payments to such noteholder (as defined in the Registration Rights Agreement).

Reasons for the Transaction and Effect on Current Stockholders

The Board has determined that the ability to issue securities pursuant to the Purchase Agreement, the Warrant and the Convertible Notes is in the best interests of the Company and its stockholders because the right of the holder to convert the Convertible Notes allows the Company to preserve liquidity for other corporate purposes, including the payment of costs and expenses necessary for the investment in growth in our business.

The issuance of securities pursuant to the Purchase Agreement, the Warrant and the Convertible Notes will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

The Purchase Agreement, Convertible Notes and Warrant provide that the holder is prohibited from converting the Convertible Notes or exercising the Warrant, and any payments of interest and principal in shares of common stock will be held in abeyance, to the extent the holder would beneficially own more than 4.99% (or 9.99%, if the holder elects the higher threshold) of the Company’s outstanding shares of common stock after such conversion or payment. Unlike Nasdaq Rule 5635 and the corresponding provisions of the Purchase Agreement, Warrant and the Convertible Notes, which limit the aggregate number of shares the Company may issue to the holder of the Warrant and Convertible Notes, this beneficial ownership limitation limits the number of shares the holder may beneficially own at any one time. Consequently, the number of shares the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the holder may sell some or all of the shares it receives under the Warrant and/or Convertible Notes, permitting it to acquire additional shares in compliance with the beneficial ownership limitation. We are not seeking stockholder approval to lift such ownership limitation.

Required Vote and Recommendation

Approval of the Alto Transaction Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

The Board recommends a vote FOR the approval of the Alto Transaction Proposal.

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

Introduction

The 2018 Equity Incentive Plan authorizes the award of stock-based incentives to eligible employees , officers, directors, and consultants, as described below. On October 2, 2020 the Board approved, subject to stockholder approval at the Annual Meeting, an amendment and restatement of the 2018 Plan, as initially approved by stockholders in 2018 to increase the number of shares authorized for issuance thereunder by 2,500,000 shares from 5,227,895 shares to 7,727,895 shares.

The Company’s directors and executive officers currently are permitted to participate in the 2018 Plan, and therefore they have an interest in this proposal.

The form of the amended and restated 2018 Plan is attached as Annex A to this proxy statement.

Reasons for the Amendment to the 2018 Plan

The Company plans to make equity grants in connection with employment offers to new employees, promotions to existing employees and in connection with performance reviews of existing employees. The Company believes its employees are valuable assets. Offering a broad-based equity compensation program is vital to attract and retain the most highly skilled people in the Company’s industry. In addition, the Company believes that employees who have a stake in the future success of its business become highly motivated to achieve the Company’s long-term business goals and to expend maximum effort in the creation of stockholder value, thereby aligning the interests of such individuals with those of stockholders generally.

In an effort to preserve the Company’s cash, the Board has previously accepted equity grants in lieu of it approved cash compensation for its service to the Company. In addition, the Company has and may continue to pay service providers, including consultants, with equity awards, in lieu of cash compensation.

As of June 30, 2020, the Company has granted, net of forfeitures, restricted stock unit awards of 5,126,022 out of the 5,227,895 shares presently available under the 2018 Plan. The Board believes that increased capacity to make equity awards provided by the amendment is essential to the Company’s continued growth, and therefore in the best interest of its stockholders. In particular, the Board is recommending approval of this increase to facilitate the retention of existing employees, recruiting of new personnel and provide the Company with flexibility to compensate service providers and consultants.

Summary of the 2018 Plan

The following is a summary of the principal features of the 2018 Plan. The summary is qualified in its entirety by reference to the full text of the 2018 Plan.

Purpose. In 2018, our Board adopted, and our stockholders approved, the 2018 Plan. The purposes of the 2018 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants who perform services to the Company or any parent or subsidiary, and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

Authorized Shares. Assuming the approval of the amendment and restatement of the 2018 Plan, there will be 7,727,895 shares of the Company's common stock authorized for issuance under the 2018 Plan. Shares of stock subject to awards that are forfeited or terminated will be available for future award grants under the 2018 Plan. In addition, the shares of common stock reserved for issuance under the 2018 Plan also will include any shares of common stock subject to stock options, restricted stock units or similar awards granted under the Company's 2009 Equity Incentive Plan (the "2009 Plan"), that, on or after the date of the adoption of the 2018 Plan, expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by us.

The number of shares of common stock available for issuance under the 2018 Plan will also include an annual increase on the first day of each fiscal year equal to the least of:

•10% of the post-closing outstanding shares of common stock;
•5% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year; or
•such other amount as our Board may determine.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2018 Plan (unless the 2018 Plan has terminated). With respect to stock appreciation rights, the net shares issued will cease to be available under the 2018 Plan and all remaining shares will remain available for future grant or sale under the 2018 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2018 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2018 Plan.

Adjustments to Shares Subject to the 2018 Plan. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the common stock occurs, the administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan, will adjust the number and class of shares that may be delivered under the 2018 Plan, and/or the number, class and price of shares covered by outstanding awards, and the numerical share limitations in the 2018 Plan.

Administration. Our board of directors or one or more committees appointed by our board of directors administers the 2018 Plan (referred to as the “administrator”). If the administrator determines it is desirable to qualify transactions under the 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2018 Plan, the administrator has the power to administer the 2018 Plan, including but not limited to, the power to interpret the terms of the 2018 Plan and awards granted under it, to prescribed, amend and rescind rules relating to the 2018 Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares of common stock subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise prices, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type and/or cash.

Eligibility. Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options. Stock options in the form of non-statutory stock options or incentive stock options may be granted under the 2018 Plan. The administrator determines the number of shares subject to each option. The administrator determines the exercise price of options granted under the 2018 Plan, provided that the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option generally will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2018 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. Generally, the terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights, however, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2018 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock Awards. Restricted stock may be granted under the 2018 Plan. Restricted stock awards are grants of shares of common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2018 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under the 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of common stock. Subject to the provisions of the 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to the Company) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Performance Units and Performance Shares. Performance units and performance shares may be granted under the 2018 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares of common stock or in some combination thereof.

Transferability of Awards. Unless the administrator provides otherwise, the 2018 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Dissolution or Liquidation. In the event of a proposed liquidation or dissolution of the Company, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction, and, to the extent not exercised, all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. The 2018 Plan provides that in the event of a merger or change in control, as defined under the 2018 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels. In addition, if an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will become fully exercisable, for a specified period prior to the transaction, and will then terminate upon the expiration of the specified period of time. Upon a change in control, awards granted to an outside director will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Amendment; Termination. The administrator has the authority to amend, alter, suspend, or terminate the 2018 Plan provided such action does not impair the existing rights of any participant. The 2018 Plan automatically will terminate in 2028, unless it is terminated sooner.

New Plan Benefits

The benefits that will be awarded or paid in connection with the increase in available shares under the 2018 Plan are not currently determinable. Awards granted under the 2018 Plan are within the discretion of our Compensation Committee and Board and our Compensation Committee and Board have not determined any future awards or who might receive them. The closing sale price of the Company's common stock was [___] on October [__], 2020.

Required Vote and Recommendation

Approval of the amendment to the 2018 Plan requires the affirmative vote of a majority of the issued and outstanding shares of the Company's common stock, represented in person or by proxy at the Annual Meeting and entitled to vote.

The Board recommends a vote FOR the approval of the amendment and restatement of the 2018 Plan.

PROPOSAL 5

APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REDUCTION OF THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 1,000,000,000 TO 250,000,000 AND PREFERRED STOCK FROM 100,000,000 TO 25,000,000

Overview

The Company’s Certificate of Incorporation currently provides that 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock are authorized for issuance. The Board has unanimously approved and recommends to our stockholders for approval, an amendment to our Certificate of Incorporation to decrease the authorized number of shares of common stock. The proposed amendment would reduce the number of authorized shares of common stock to 250,000,000 shares preferred stock to 25,000,000. There would be no change in the rights attributable to the authorized shares of common stock and preferred stock. The proposed amendment will not affect the par values of the common stock or preferred stock, which will both remain at $0.0001 per share.

The Board reserves the right to elect not to proceed with this proposed amendment to our Certificate of Incorporation if, at any time prior to its filing, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests or the best interests of the stockholders to decrease our authorized number of shares of common stock and preferred stock.

The proposed amendment to our Certificate of Incorporation to decrease the number of authorized shares of common stock and preferred stock is expected to be filed substantially in the form set forth in Annex B to this proxy statement. The following discussion is qualified in its entirety by the full text of the proposed amendment, which is incorporated herein by reference.

Reasons for Decrease in Authorized Shares of Common Stock and Preferred Stock

Our Board has determined that the proposed decrease in the authorized number of shares of our common stock and preferred stock is in the Company’s and the stockholders’ best interests because the Company believes it will reduce Company expenses. The Company believes that 250,000,000 shares of common stock, plus the 25,000,000 shares of preferred stock, are sufficient to meet its needs for employee equity incentives, the maintenance of appropriate reserves or other corporate purposes as may be deemed by the Board to be in the best interest of the Company and its stockholders from time to time.

Additionally, the proposed reduction in our authorized common stock and preferred stock may enable us to reduce the amount of the Company’s annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of common stock and preferred stock, we may be able to reduce the amount of the franchise tax for which we will be liable.

Certain Risks and Potential Disadvantages Associated with the Decrease in Authorized Common Stock and Preferred Stock

The proposed decrease in the authorized number of shares of our common stock and preferred stock could have an adverse effect on us because the Board will have less ability to issue shares of common stock and/or preferred stock in connection with a potential merger or acquisition, or capital raising transaction. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Future issuances of shares of common stock or preferred stock could have the effect of making it more difficult for a third party to acquire control of our Company. In addition, the issuance of additional shares, or the perception that additional shares may be issued could also adversely affect the market price of our common stock.

Effective Time of Decrease in Authorized Shares of Common Stock and Preferred Stock

Following stockholder approval of this Proposal 5, the decrease in authorized shares of common stock and preferred stock would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or such later effective time as is specified in such certificate of amendment as permitted under Delaware law. The exact timing of the amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the amendment to decrease the authorized number of shares if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to decrease the authorized number of shares of common stock and/or preferred stock.

If the amendment is filed, at the effective time of the amendment, shares of our common stock authorized for issuance will be decreased to 250,000,000 shares and shares of our preferred stock authorized for issuance will be decreased to 25,000,000 shares.

Required Vote and Recommendation

Approval of the amendment to our Certificate of Incorporation to decrease shares of our common stock authorized for issuance to 250,000,000 shares and decrease shares of our preferred stock authorized for issuance to 25,000,000 shares requires the affirmative vote of a majority of the issued and outstanding shares of the Company's common stock, represented in person or by proxy at the Annual Meeting and entitled to vote.

The Board recommends a vote FOR the approval of the amendment to our Certificate of Incorporation to decrease the authorized number of shares of our common stock from 1,000,000,000 to 250,000,000 and preferred stock from 100,000,000 to 25,000,000.

OTHER MATTERS
Note About Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not incorporated into this proxy statement. Our references to the URLs for any websites presented are intended to be inactive textual references only.
Stockholder Engagement and Communications
Stockholders may contact the Board about bona fide issues or questions about Phunware by sending a letter to the following address: Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, Texas 78757, Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the Chairman of the Board at the address above. Due to the COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via mail. Should stockholders wish to communicate to our Board, we encourage them to send an e-mail to investorrelations@phunware.com, and this communication will be routed to our Secretary.
Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly-scheduled meeting of the Board. The Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. More information about investor relations is available on our website at https://investors.phunware.com.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Phunware, Inc. Direct your written request to Investor Relations, Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, Texas 78757; Telephone: (512) 394-6837; Email: investorrelations@phunware.com. Upon written or oral request, the Company will provide a separate copy of the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers or the Company at the address stated above. Due to the COVID-19 pandemic, with respect to notification to the Company, we encourage stockholders to communicate via email or telephone regarding the "householding" of their communications.
Other Business
The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other business is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Alan S. Knitowski
Alan S. Knitowski
Director & Chief Executive Officer
October [__], 2020

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, TX 78757, Attention: Secretary. Due to the COVID-19 our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via mail. Should stockholders wish to request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, please send an e-mail to investorrelations@phunware.com.

ANNEX A

PHUNWARE, INC.

2018 EQUITY INCENTIVE PLAN
(Amended and Restated as of , 2020, (the “Restatement Date”))

1.Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Closing” means the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Stellar Acquisition III Inc., STLR Merger Subsidiary Inc. and the Company, dated February 27, 2018.

(h) “Closing Date” means the date the Closing occurs.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Phunware, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Inside Director” means a Director who is an Employee.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this 2018 Equity Incentive Plan, as amended and restated to date.

(gg) “Purchaser” means Stellar Acquisition III Inc.

(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to 5% of the post-Closing outstanding shares, plus (i) the number of Shares to be added to the Plan pursuant to Section 3(b), (ii) any Shares subject to stock options, restricted stock units or similar awards granted under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) that, on or after the Closing Date, are assumed in connection with the Closing, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2009 Plan that, on or after the Closing Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to the number of shares subject to outstanding awards as of the Closing, plus (iii) two million five hundred thousand (2,500,000) additional Shares as of the Restatement Date. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 13 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2019 Fiscal Year, in an amount equal to the least of (i) 10% of the post-Closing outstanding shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 14 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 3 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 13(c), the Administrator will not be required to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any Parent or Subsidiary, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c) (and subsection (d) below), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, and unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

14. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld or other greater amount up to the maximum statutory rate under Applicable Laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Company (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09 amending FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Code Section 409A.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and any Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the

Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Closing Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of Purchaser within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

ANNEX B

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PHUNWARE, INC.
(a Delaware corporation)

Phunware, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 26, 2018, as amended (the “Certificate of Incorporation”).

2.The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The amendment amends the Certificate of Incorporation as follows:

ARTICLE IV, Subsection A of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“A. Authorized Capital Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 275,000,000, consisting of the following: 250,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and 25,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").”

3. The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

4. This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on ____________, 2020.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

October [ ], 2020	PHUNWARE, INC.

Alan S. Knitowski
Title: Chief Executive Officer

ANNUAL MEETING OF PHUNWARE, INC.

Date: Friday, December 4, 2020
Time: 10:00 A.M. (Central Standard Time)
Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PHUN for more details.
See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote **FOR** the election of the director nominees in proposal 1 and **FOR** proposals 2, 3, 4 and 5.

1: Election of Directors

	For	Withhold	Directors Recommend ↓
01 Lori Tauber Marcus	☐	☐	For
02 Kathy Tan Mayor	☐	☐	For

To attend the Annual Meeting of Phunware, Inc., please visit www.proxydocs.com/PHUN for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

__________________ Please Sign Here   ____________ Please Date Above

__________________ Please Sign Here   ____________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of Phunware, Inc.
to be held live via the Internet on Friday, December 4, 2020 for Holders as of October 5, 2020
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/PHUN
- Cast your vote online.
- View meeting documents.

OR

TELEPHONE

Call
866-363-3966
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Alan S. Knitowski and Randall Crowder, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Phunware, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 and 5.

PROXY TABULATOR FOR

PHUNWARE, INC.
P.O. BOX 8016
CARY, NC 27512-9903

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Revocable Proxy — Phunware, Inc.
Annual Meeting of Stockholders
December 4, 2020 10:00 a.m. (Central Standard Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Alan S. Knitowski and Randall Crowder, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Phunware, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet (please visit www.proxydocs.com/PHUN from more details) on Friday, December 4, 2020, at 10:00 a.m., and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2, 3, 4, and 5.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)